UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 8, 2013

Pendrell Corporation

(Exact name of registrant as specified in its charter)

WASHINGTON	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Carillon Point

Kirkland, Washington 98033

(Address of principal executive offices) (Zip code)

(425) 278-7100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Pendrell Corporation (“Pendrell” or the “Company”) adopted Pendrell’s 2013 cash bonus plan (the “2013 Bonus Plan”) for its employees and executive officers. The 2013 Bonus Plan pays cash awards to participants based on certain financial objectives, strategic business objectives and individual performance for the 2013 calendar year.

The target payout under the 2013 Bonus Plan for each of Benjamin G. Wolff, Pendrell’s President and Chief Executive Officer, R. Gerard Salemme, Pendrell’s Executive Vice President and Chief Strategy Officer, Joseph K. Siino, Pendrell’s Chief IP Officer, David H. Rinn, Pendrell’s Vice President and Chief Financial Officer effective March 11, 2013, and Robert S. Jaffe, Pendrell’s Vice President, General Counsel and Corporate Secretary, is equal to a percentage of their annual base salaries as set forth in the employment letter agreement between Pendrell and each such executive officer. Due to Thomas J. Neary’s resignation from the position of Vice President and Chief Financial Officer effective March 8, 2013, he will not be eligible to earn a cash incentive payment under the 2013 Bonus Plan.

Target payouts under the 2013 Bonus Plan are based (a) 25% on the Company’s achievement of consolidated revenue, operating expense and AEBITDA targets as reflected in the Company’s 2013 operating plan (the “Financial Objectives”), (b) 25% based on an individual participant’s contributions toward the achievement of the Financial Objectives, (c) 25% on the Company’s achievement of strategic business objectives (the “Strategic Objectives”), and (d) 25% on an individual participant’s contributions toward the achievement of the Strategic Objectives. For achievement of the Strategic Objectives, the Compensation Committee will review and approve attainment results at the end of the 2013 calendar year and will consider the recommendations of the Company’s President and Chief Executive Officer in determining the level of such attainment. Payouts under the 2013 Bonus Plan may be increased by up to 25% to recognize exceptional performance against established objectives. The Committee reserves the authority and discretion to modify the performance goals and criteria under the 2013 Bonus Plan and to grant bonuses to participants even if the performance goals are not met.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENDRELL CORPORATION

By:	/s/ Robert S. Jaffe
Robert S. Jaffe
Vice President, General Counsel and
Corporate Secretary

Dated: March 12, 2013